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                                  EXHIBIT 6
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants



We consent to the inclusion in this prospectus for the "AUL Individual Variable Life Unit Trust," the Flexible Premium Adjustable Variable Life Insurance Policy of our report dated February 26, 1999, on our audits of the combined financial statements of American United Life Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants."



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

April 30, 1999